UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2020

Editas Medicine, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37687	46-4097528
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Hurley Street Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 401-9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EDIT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 9, 2020, the board of directors (the “Board”) of Editas Medicine, Inc. (the “Company” or “Editas”) appointed Michelle Robertson as the Chief Financial Officer, principal accounting officer, principal financial officer, Treasurer and Assistant Secretary of the Company, effective immediately. Ms. Robertson succeeded Eric Ek, whose service as the Company’s interim Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer ended upon Ms. Robertson’s appointment.

Ms. Robertson, age 53, previously served as the Chief Financial Officer of Momenta Pharmaceuticals, Inc. (“Momenta”), a publicly traded biotechnology company, from October 2018 until January 8, 2020, and as Vice President, Financial Planning and Analysis of Momenta from May 2017 to October 2018. Prior to joining Momenta, Ms. Robertson was Vice President, Oncology Finance for Baxalta, Inc., a biopharmaceutical company, following its spin-off from Baxter International, from 2015 to 2016. From 2012 to 2015, Ms. Robertson served as Head of Financial Planning and Analysis and Operations Excellence at Ironwood Pharmaceuticals, Inc., and prior to that, held various leadership positions in the Oncology and Biosurgery divisions of Finance and Commercial Operations at Genzyme Corporation (now Sanofi Genzyme), a biotechnology company. Ms. Robertson received her B.S. in Finance and A.S. in Accounting and Management from Bentley University.

In connection with her appointment, the Company entered into an employment offer letter with Ms. Robertson, dated December 3, 2019 (the “Offer Letter”). The Offer Letter provides for an annual base salary of $400,000, an annual target bonus equal to 40% of Ms. Robertson’s base salary and a one-time sign-on bonus of $140,000, subject in the case of the sign-on bonus to repayment by Ms. Robertson to the Company if she leaves the Company other than for good reason or is terminated for cause (each as defined in the Company’s Severance Benefits Plan, as amended (the “Severance Plan”)) within the first year of her employment. In addition, the Board granted Ms. Robertson (i) an option to purchase 120,000 shares of the Company’s common stock, which is scheduled to vest as to 25% of the shares underlying the option on January 9, 2021 and an additional 2.0833% of the shares underlying the option at the end of each successive month following such date (the “Option”) until January 9, 2024, and (ii) a restricted stock unit award for 20,000 shares of the Company’s common stock, which is scheduled to vest as to one-fourth of the shares on each anniversary of January 9, 2020 until January 9, 2024, in each case subject to her continued service. The Option has an exercise price equal to $30.65 per share. Ms. Robertson is also entitled to severance benefits in accordance with the Severance Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDITAS MEDICINE, INC.

Date:	January 10, 2020	By:	/s/ Cynthia Collins
Cynthia Collins Chief Executive Officer